                                                                      Exhibit 99

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

         The unaudited pro forma statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 have been prepared to illustrate the effect of the acquisition of LucasVarity plc as if the acquisition had occurred on January 1, 1998 and January 1, 1999, respectively. Synergies and expected cost savings from the integration of LucasVarity with TRW's previously existing businesses have not been included in the pro forma statements of operations.

         The unaudited pro forma statement of operations presented for the year ended December 31, 1998 includes the historical financial results for the year ended December 31, 1998 for TRW and the year ended January 31, 1999 for LucasVarity. The unaudited pro forma statement of operations for the nine months ended September 30, 1999 includes the statement of operations for the nine months ended September 30, 1999 for TRW, which includes LucasVarity operations from the date of acquisition and the fourth quarter ended January 31, 1999 for LucasVarity. Unusual and/or one-time items recorded for LucasVarity subsequent to LucasVarity's year ended January 31, 1999 audited financial statements through the date of disposition, March 25, 1999, included primarily the investment banker fees of $21 million relating to TRW's acquisition of LucasVarity. The historical statements of operations for LucasVarity have been presented using U.S. Generally Accepted Accounting Principles, GAAP. The statements were translated from British pounds to U.S. dollars using an average exchange rate for the applicable period.

         The unaudited pro forma statements of operations include the adjustments, with a continuing impact, to reflect the transaction using purchase accounting. The pro forma adjustments are described in the notes to the unaudited pro forma statements of operations. The adjustments are based upon preliminary information and certain management judgments. Certain reclassifications have been reflected to conform to TRW's presentation. The purchase accounting adjustments are subject to revisions which will be reflected in future periods. Revisions, if any, are not expected to have a material effect on the statement of operations or financial condition of TRW.

         The unaudited pro forma statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations which may occur in the future, or that would have occurred if the acquisition had been consummated on January 1, 1998 and January 1, 1999 for the statements of operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999, respectively. The unaudited pro forma statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in TRW's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Amendment No. 1 to that report, filed November 10, 1999, the consolidated condensed unaudited financial statements and the notes thereto included in TRW's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and the consolidated financial statements and notes thereto of LucasVarity for the year ended January 31, 1999 included in TRW's Current Report on Form 8-K dated March 26, 1999, as amended on May 17, 1999.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   -------------------------------------------
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                         TRW            LUCASVARITY
                                                    HISTORICAL AS       HISTORICAL AS          PRO FORMA          ADJUSTED
                                                      REPORTED            REPORTED            ADJUSTMENTS           TRW
                                                      --------            --------            -----------           ---

Sales..........................................       $ 11,886             $ 7,088              $  (10)(a)        $18,964
Cost of sales..................................          9,715               5,542                  93 (b)         15,350
                                                      --------             -------              ------            -------
Gross profit...................................          2,171               1,546                (103)             3,614
Administrative and selling expenses............            826                 495                  -- (c)          1,321
Research and development expenses..............            522                 305                 (62)(d)            765
Interest expense...............................            114                  58                 450 (f)            622
Amortization of goodwill and intangible
   assets .....................................             43                  --                  88 (g)            131
Other expense (income)--net....................            (80)               (180)                (93)(h)           (353)
                                                      --------             -------              ------            -------
Earnings from continuing operations before
   income taxes................................            746                 868                (486)             1,128
Income taxes...................................            269                 315                (182)(i)            402
                                                      --------             -------              ------            -------
Earnings from continuing operations............       $    477             $   553              $ (304)           $   726
                                                      ========             =======              ======            =======

Per share of common stock
   Diluted
     From continuing operations................       $   3.83                                                    $  5.84
   Basic
     From continuing operations................       $   3.93                                                    $  5.98
Shares used in computing per share amounts
   Diluted.....................................          124.4                                                      124.4
   Basic ......................................          121.3                                                      121.3



          See Notes to the Unaudited Pro Forma Statement of Operations

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 ----------------------------------------------
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                           TRW           LUCASVARITY
                                                      HISTORICAL AS      HISTORICAL AS       PRO FORMA              ADJUSTED
                                                        REPORTED           REPORTED         ADJUSTMENTS               TRW
                                                        --------           --------         -----------               ---
Sales .............................................     $12,344            $ 1,733            $(107)(a)             $13,970
Cost of sales......................................      10,096              1,340              (53)(b)              11,383
                                                        -------            -------            -----                 -------
Gross profit.......................................       2,248                393              (54)                  2,587
Administrative and selling expenses................         824                123              (14)(c)                 933
Research and development expenses..................         502                 81              (21)(d)                 562
Purchased in-process research and development......          85                 --              (85)(e)                  --
Interest expense  .................................         334                 10              106 (f)                 450
Amortization of goodwill and intangible
   assets..........................................          81                 --               22 (g)                 103
Other expense (income)--net........................         (13)              (152)             (53)(h)                (218)
                                                        -------            -------            -----                 -------
Earnings from continuing operations before
   income taxes....................................         435                331               (9)                    757
Income taxes.......................................         190                117              (35)(i)                 272
                                                        -------            -------            -----                 -------
Earnings from continuing operations................     $   245            $   214            $  26                 $   485
                                                        =======            =======            =====                 =======

Per share of common stock
   Diluted
      From continuing operations...................     $  1.99                                                     $  3.93
   Basic
      From continuing operations...................     $  2.03                                                     $  4.01
Shares used in computing per share amounts
   Diluted.........................................       123.4                                                       123.4
   Basic ..........................................       120.7                                                       120.7


          See Notes to the Unaudited Pro Forma Statement of Operations

            NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(a) Sales were adjusted to reflect the elimination of sales between TRW and LucasVarity of $10 million for the year ended December 31, 1998, and $1 million for the nine months ended September 30, 1999. In addition, Sales for the nine months ended September 30, 1999, were adjusted to eliminate $106 million of LucasVarity sales included in the "TRW Historical as Reported" amount for the period subsequent to the date of acquisition, March 25, 1999, to March 31, 1999.

(b) Cost of sales is adjusted to reflect the net amount of the following adjustments:


                                                                                       YEAR ENDED           NINE MONTHS ENDED
                                                                                    DECEMBER 31, 1998       SEPTEMBER 30, 1999
                                                                                    -----------------       ------------------
                                                                                                 (IN MILLIONS)

         Elimination of LucasVarity Cost of sales included in the "TRW
              Historical as Reported" amount for the period subsequent to the date of acquisition, March 25, 1999,
              to March 31, 1999.......................................................   $ --                     $(84)
         Reclassification of restructuring cost reported in LucasVarity
              historical accounts from Other expense (income)--net....................     73                       42
         Reclassification of engineering expenses from Research
              and development expenses to conform with TRW's presentation.............     62                       21
         Elimination of goodwill amortization reported in LucasVarity
              historical amounts......................................................    (55)                     (12)
         Additional depreciation resulting from the write-up of fixed assets to fair value.  The assets are depreciated over their estimated useful lives, primarily from 8 to 20 years.  The adjustment also includes the reduction in earnings to reflect the adjustment of
              the fair market value of inventory......................................     32                       --
         Capitalization of entry fees associated with an investment for
              aerospace partnering arrangements.......................................    (17)                      (6)
         Elimination of the cost and profit for sales between LucasVarity
              and TRW      ...........................................................    (10)                      (1)
         Adjustment for LucasVarity pension and OPEB expense to reflect
              the actuarial valuation as of the acquisition date......................      8                      (13)
                                                                                         ----                     ----
                                                                                         $ 93                     $(53)
                                                                                         ====                     ====


(c) Elimination of LucasVarity Administrative and selling expenses of $14 million included in the "TRW Historical as Reported" amount for the period subsequent to the date of acquisition, March 25, 1999, to March 31, 1999.

(d) Reclassification of $62 million and $21 million of engineering costs to Cost of sales for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively, to conform with TRW's presentation.

(e) Elimination of the charge for Purchased in-process research and development of $85 million in the nine months ended September 30, 1999 reported in connection with the acquisition of LucasVarity. Although the charge is part of the purchase price allocation, it has been excluded from the pro forma adjusted TRW amounts because it does not have a continuing impact on the Statement of Operations.

(f) Interest expense is adjusted to reflect the net amount of the following adjustments:


                                                                                      YEAR ENDED       NINE MONTHS ENDED
                                                                                  DECEMBER 31, 1998    SEPTEMBER 30, 1999
                                                                                  -----------------    ------------------
                                                                                                (IN MILLIONS)

         Increase in interest expense to reflect the cash purchase
              price of LucasVarity..................................................     $418                  $ 93
         Reclassification of LucasVarity's interest income to Other
              expense (income)--net.................................................       32                    13
                                                                                         ----                  ----
                                                                                         $450                  $106
                                                                                         ====                  ====


         The interest expense increase to reflect the cash purchase price of LucasVarity assumes that commercial paper of approximately $3.3 billion is outstanding at an interest rate of 5.33% and approximately $3.5 billion of long-term debt is outstanding with an average interest rate of 6.81%. The long-term debt assumes a blend of notes with maturities of 5, 10, and 30 years. Interest expense also includes incremental financing fees associated with the increase in leverage.

         A 1/4% change in the commercial paper rates changes interest expense by $8 million per year. The impact on earnings and earnings per share is $5 million and $0.04, respectively.

(g) Amortization of goodwill and intangible assets is adjusted to reflect the net amount of the following adjustments:


                                                                                       YEAR ENDED       NINE MONTHS ENDED
                                                                                    DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                                                    -----------------   ------------------
                                                                                              (IN MILLIONS)

         Amortization over 40 years of goodwill resulting from
              the acquisition.......................................................     $ 73                  $ 17
         Amortization of the fair value of identified intangibles over
              their estimated useful lives from 5 to 30 years.......................       15                     5
                                                                                         ----                  ----
                                                                                         $ 88                  $ 22
                                                                                         ====                  ====


(h) Other expense (income)--net is adjusted to reflect the net amount of the following adjustments:



                                                                                      YEAR ENDED         NINE MONTHS ENDED
                                                                                   DECEMBER 31, 1998     SEPTEMBER 30, 1999
                                                                                   -----------------     ------------------
                                                                                               (IN MILLIONS)

         Reclassification of restructuring costs reported in LucasVarity's
              historical accounts to Cost of sales..................................    $(73)                   $(42)
         Reclassification of LucasVarity interest income from Interest
              expense      .........................................................     (32)                    (13)
         Elimination of the LucasVarity gain on the formation of a joint
              venture with TRW......................................................      12                      --
         Elimination of LucasVarity Other expense (income)--net included in the "TRW Historical as reported" amount for the period
              subsequent to the date of acquisition, March 25, 1999,
              to March 31, 1999.....................................................      --                       2
                                                                                        ----                    ----
                                                                                        $(93)                   $(53)
                                                                                        ====                    ====



(i) Reduction in income taxes of $182 million and $35 million for the applicable tax effect of the before tax pro forma adjustments to the statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively. For the year ended December 31, 1998, the pro forma adjustments do not reflect a tax cost of $20 million which would have occurred if TRW had acquired LucasVarity as of January 1, 1998. The $20 million tax cost represents unused foreign tax credits with the assumption that neither TRW nor LucasVarity would have paid certain dividends from their respective foreign subsidiaries.

         Unusual and/or one-time special items included in the historical statements of operations for TRW and LucasVarity for the year ended December 31, 1998 are set forth below.

         -- an after-tax gain of $32 million from the settlement of patent litigation by ICO Global Communications (Holdings) Limited with TRW

         -- an after-tax charge of $28 million for litigation, contract reserves, and severance costs relating to the combination of TRW's Systems Integration Businesses with BDM International, Inc., a company acquired in 1997

         -- an after-tax charge of $18 million for restructuring primarily for plant closings and severance costs for TRW's Automotive businesses

         -- an after-tax benefit of $20 million for TRW's interest accrual adjustment for tax litigation settlement

         -- an after-tax charge for LucasVarity of $21 million for costs incurred for its proposed change of domicile

         -- an after-tax loss of $10 million recognized upon the termination of LucasVarity's interest rate swap portfolio

         -- net after-tax gains of $206 million relating to the sale of businesses during the year, including LucasVarity's heavy vehicle braking business

         -- after-tax charges of $36 million for restructuring related to LucasVarity's automotive businesses for the closure of two plants and severance costs, the loss associated with the termination of a product line within the aerospace business and fourth quarter restructuring costs relating to the merger of Lucas Industries and Varity Corporation.

         Unusual and/or one-time special items included in the historical statements of operations for TRW and LucasVarity for the nine months ended September 30, 1999 are set forth below.

         -- after-tax gains of $19 million from the issuance of stock by RF Micro Devices, Inc., an affiliate of TRW, and $76 million primarily from TRW's sale of stock of the affiliate

         -- an after-tax charge of $51 million to reserve fully for TRW's financial exposure to ICO Global Communications (Holdings) Limited. ICO filed a voluntary reorganization petition during the third quarter of 1999 and is operating its business under the regulation of Chapter 11 of the U.S. Bankruptcy Code.

         -- an after-tax charge of $28 million for TRW's losses from a commercial fixed price contract and a capped cost reimbursable contract for the U.S. Army

         -- a non-recurring after-tax loss of $33 million on foreign currency hedges relating to the acquisition of LucasVarity

         -- an after-tax charge of $23 million for the underwriting and participation fees incurred to secure committed credit facilities and the cost of the unutilized credit line in anticipation of TRW's acquisition of LucasVarity

         -- an after-tax charge of $47 million for severance and other costs relating to the restructuring of TRW's automotive businesses

         -- a cost of $85 million, with no income tax benefit, for the valuation of in-process research and development associated with TRW's acquisition of LucasVarity. The cost is eliminated as a pro forma adjustment

         -- an after-tax charge of $13 million to reflect the adjustment of the fair market value of inventory

         -- an after-tax gain of $23 million to reflect the effect of discontinuing the depreciation of assets of businesses held for sale

         -- an after-tax gain of $129 million principally related to the sale of LucasVarity's heavy vehicle braking system business

         -- an after-tax charge of $26 million for restructuring for the automotive business of LucasVarity including the closure of two plants and severance costs.

         On May 17, 1999, TRW announced that it will divest its engine businesses, which consist of TRW Engine Components and Lucas Diesel Systems operations; TRW Nelson Stud Welding; and the LucasVarity Wiring companies. The estimated net proceeds of $1.2 to $1.5 billion from these divestitures and, if necessary, from sales of other non-revenue-producing assets will be applied to reduce debt incurred to finance the acquisition of LucasVarity. The unaudited pro forma statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 included sales of approximately $2.0 billion and $1.3 billion, respectively, relating to the businesses to be sold. The results of operations of the businesses to be divested will be reported in Earnings from continuing operations up to the date of their disposition. TRW believes that initial proceeds from asset sales will be realized beginning in the fourth quarter and continuing into early 2000. Pro forma financial information related to the proposed divestitures is not included as TRW does not yet have a binding letter of intent or purchase and sale agreement on any of the businesses being planned for divestiture. Until such definitive documentation exists, the sale of these businesses is not considered probable.

            UNAUDITED BALANCE SHEET OF TRW AS OF SEPTEMBER 30, 1999

         The following unaudited balance sheet of TRW includes the acquisition of LucasVarity accounted for as a purchase. The September 30, 1999 unaudited balance sheet of TRW includes the accounts of TRW and LucasVarity. The balance sheet also reflects a preliminary purchase price allocation based upon the estimated fair value of assets and liabilities as of the date of acquisition. A pro forma balance sheet is not included as the unaudited balance sheet of TRW as of September 30, 1999 includes LucasVarity.


                                     ASSETS
                                                                 TRW AS
                                                                REPORTED
                                                                --------
                                                             (IN MILLIONS)
Current assets
   Cash and cash equivalents ...............................   $   294
   Accounts receivable .....................................     2,487
   Inventories .............................................     1,090
   Prepaid expenses ........................................       288
   Net assets of acquired businesses held for sale .........       822
   Deferred income taxes ...................................       218
                                                               -------
Total current assets .......................................     5,199
Property, plant, and equipment--on the basis of cost .......     8,014
   Less accumulated depreciation and amortization ..........     4,115
                                                               -------
Total property, plant and equipment--net ...................     3,899
Intangible Assets
   Intangibles arising from acquisitions ...................     3,698
   Other ...................................................       906
                                                               -------
                                                                 4,604
   Less accumulated amortization ...........................       222
                                                               -------
Total intangible assets--net ...............................     4,382
Investments in affiliated companies ........................       288
Other notes and accounts receivable ........................       283
Prepaid pension cost .......................................     2,729
Other assets ...............................................       490
                                                               -------
                                                               $17,270
                                                               =======

                    LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities
   Short-term debt .........................................   $ 2,828
   Accounts payable ........................................     1,530
   Current portion of long-term debt .......................       733
   Other current liabilities ...............................     2,361
                                                               -------
Total current liabilities ..................................     7,452
Long-term liabilities ......................................     1,614
Long-term debt .............................................     5,530
Long-term deferred income taxes ............................       581
Minority interests in subsidiaries .........................       110
Shareholders' investment
   Capital stock ...........................................        76
   Other capital ...........................................       464
   Retained earnings .......................................     2,174
   Treasury shares--cost in excess of par value ............      (567)
   Accumulated other comprehensive (loss) ..................      (164)
                                                               -------
Total shareholders' investment .............................     1,983
                                                               -------
                                                               $17,270
                                                               =======

         On May 17, 1999, TRW announced that it will divest its engine businesses, which consist of TRW Engine Components and Lucas Diesel Systems operations; TRW Nelson Stud Welding; and the LucasVarity Wiring companies. The net operating assets of the LucasVarity businesses to be sold of $822 million as of September 30, 1999 are included in the caption "Net assets of acquired businesses held for sale." The net assets of the TRW businesses to be sold are approximately $335 million and are reported in their respective balance sheet accounts.

PURCHASE PRICE ALLOCATION OF LUCASVARITY

         The assets and liabilities of LucasVarity have been consolidated with TRW based upon the fair value of assets and liabilities. During the second quarter 1999, the valuation of LucasVarity employee benefit plans was completed and pre-acquisition contingencies were adjusted along with the deferred tax impact. A preliminary allocation of the cash purchase price of $6,778 million is as follows:



                                                                                            (IN MILLIONS)

Cash and cash equivalents  ...............................................................    $   774
Accounts receivable .......................................................................       887
Inventory .................................................................................       524
Net assets of businesses held for sale ....................................................       895
Other current assets ......................................................................       247
                                                                                              -------
Total current assets ......................................................................     3,327
Property, plant and equipment .............................................................     1,302
Intangible assets .........................................................................       506
Prepaid pension costs .....................................................................     2,470
Other assets ..............................................................................       389
                                                                                              -------
Total assets ..............................................................................   $ 7,994
                                                                                              =======

Accounts payable  .........................................................................   $  (686)
Other accruals ............................................................................      (786)
Debt ......................................................................................      (938)
Long-term liabilities .....................................................................      (823)
Long-term deferred taxes ..................................................................      (753)
                                                                                              -------
Total liabilities .........................................................................   $(3,986)
                                                                                              =======

Minority Interests ........................................................................   $   (39)
                                                                                              =======

Purchased in-process research and development .............................................   $    85
                                                                                              =======

Excess of purchase price over fair value of net assets acquired ...........................   $ 2,724
                                                                                              =======



         The purchase price allocation is preliminary and is subject to adjustments for the final appraisal and resolution of preacquisition contingencies, completion of TRW management's assessment of the recognition of liabilities in connection with the LucasVarity purchase business combination in accordance with EITF 95-3, and for the valuation of net assets of businesses held for sale based upon the actual proceeds received from the sale of these businesses. The adjustments, if any, are not expected to have a material effect on TRW's results of operations or financial condition.